EXHIBIT 5

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           12th Floor 734 15th Street,
                                      N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                January 27, 1998



Board of Directors
Ocwen Financial Corporation
The Forum, Suite 1000
1675 West Palm Beach Boulevard
West Palm Beach, Florida 33401

        Re:    Registration Statement on Form S-8
               13,095,922 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as special counsel to Ocwen Financial Corporation, a Florida corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 490,108 shares of common stock, par value $.01 per share ("Common Stock"), to be issued under the Corporation's 1996 Stock Plan for Directors (the "Directors Plan") and up to 12,605,814 shares of Common Stock to be issued pursuant to the Corporation's 1991 Non-Qualified Stock Option Plan (the "Option Plan") upon the exercise of stock options (collectively, the "Shares"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary under the plans to adjust the number of shares reserved thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

        In this regard, we have reviewed the Registration Statement, the Restated Articles of Incorporation and Bylaws of the Corporation, the Directors Plan, the Option Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the


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Board of Directors
January 27, 1998
Page 2


Corporation as we have deemed applicable or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to stock options granted under the terms of the Option Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to such stock options; (ii) the shares of Common Stock issuable pursuant to the Directors Plan will continue to be validly authorized on the dates the Common Stock is issued in accordance with the terms of such plan; (iii) on the dates the stock options are exercised, the stock options granted under the terms of the Option Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Directors Plan and the Option Plan when issued and sold pursuant to the Directors Plan or the Option Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                           By: /s/ KENNETH B. TABACH
                                              ----------------------------------
                                               Kenneth B. Tabach, a Partner